UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 19, 2015

United Community Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East

Blairsville, Georgia 30512

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(706) 781-2265

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 19, 2015, United Community Banks, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co., LLC (the “Underwriter”) and Corsair Georgia, L.P. (the “Selling Shareholder”), pursuant to which the Selling Shareholder agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Shareholder, 3,000,000 voting shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Offering”), subject to and upon terms and conditions set forth therein. No shares are being sold by the Company. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the copy thereof, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The Offering was made pursuant to an effective registration statement (the “Registration Statement”) on Form S-3/A (Registration No. 333-175226) which became effective with the U.S. Securities and Exchange Commission on March 28, 2012.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated November 19, 2015

99.1	Press Release dated November 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
Chief Financial Officer

Date: November 24, 2015

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement dated November 19, 2015

99.1	Press Release dated November 19, 2015